Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

MariaDB plc

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares	Rule 457(c) and Rule 457(h)	6,648,319 (2)	$2.68	$17,817,494.92 (3)	$0.00011020	$1,963.49
Equity	Ordinary Shares	Rule 457(h)	593,672 (4)(5)	$4.01	$2,380,624.72 (6)	$0.00011020	$262.34
Equity	Ordinary Shares	Rule 457(h)	4,381,770 (5)(7)	$1.05	$4,600,858.50 (6)	$0.00011020	$507.01
Equity	Ordinary Shares	Rule 457(h)	2,120,181 (5)(8)	$1.39	$2,947,051.59 (6)	$0.00011020	$324.77
Equity	Ordinary Shares	Rule 457(h)	883,103 (5)(9)	$0.38	$335,579.14 (6)	$0.00011020	$36.98
Equity	Ordinary Shares	Rule 457(h)	328,774 (5)(10)	$0.38	$124,934.12 (6)	$0.00011020	$13.77
Equity	Ordinary Shares	Rule 457(h)	17,112 (5)(11)	$0.38	$6,502.56 (6)	$0.00011020	$0.72
Equity	Ordinary Shares	Rule 457(h)	43,350 (5)(12)	$0.38	$16,473.00 (6)	$0.00011020	$1.82
Equity	Ordinary Shares	Rule 457(h)	8,556 (5)(13)	$0.38	$3,251.28 (6)	$0.00011020	$0.36
Equity	Ordinary Shares	Rule 457(h)	59,463 (5)(14)	$0.38	$22,595.94 (6)	$0.00011020	$2.49
Equity	Ordinary Shares	Rule 457(h)	5,347 (5)(15)	$0.38	$2,031.86 (6)	$0.00011020	$0.22
Total Offering Amounts					$28,257,397.63		$3,113.97
Total Fee Offsets							$0
Net Fee Due							$3,113.97

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional ordinary shares (“Ordinary Shares”) of MariaDB plc (the “Registrant”) that may become issuable with respect to the securities identified in the table as a result of any future stock splits, stock dividends or similar adjustments of the Registrant’s outstanding Ordinary Shares.
(2)	Represents Ordinary Shares reserved for issuance under the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act. The proposed maximum offering price per Ordinary Share is estimated to be $2.68 based on the average of the high sales price ($2.80) and the low sales price ($2.55) for the Ordinary Shares as reported by The New York Stock Exchange on February 27, 2023.
(4)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the MariaDB Corporation Ab Summer 2022 USA Share Option Plan.
(5)	Ordinary Shares subject to stock options under the plan that expire, terminate or otherwise cease to be subject to such stock options (other than by reason of exercise of such stock options) will become available for issuance under the 2022 Plan.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The proposed maximum offering is the weighted-average exercise price for outstanding stock options to purchase Ordinary Shares under the applicable plan.
(7)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the MariaDB Corporation Ab Amended and Restated Global Share Option Plan 2017 USA.
(8)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the MariaDB Corporation Ab Global Share Option Plan 2017.
(9)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the SkySQL Corporation Ab Global Share Option Plan 2014 USA.
(10)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the SkySQL Corporation Ab Global Share Option Plan 2014.
(11)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the SkySQL Corporation Ab Global Share Option Plan 2012 USA.
(12)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the SkySQL Corporation Ab Global Share Option Plan 2012 Europe.
(13)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the SkySQL Corporation Ab Global Share Option Plan 2010 USA.
(14)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the SkySQL Corporation Ab Global Share Option Plan 2010 Europe.
(15)	Represents Ordinary Shares issuable upon the exercise of stock options that are outstanding under the SkySQL Corporation Ab Global Share Option Plan 2010 Europe (France/Sweden).